AMENDMENT TO

SECOND AMENDED AND RESTATED DISTRIBUTION CONTRACT

AMENDMENT dated [●], 2022 to the Second Amended and Restated Distribution Contract (the “Contract”) entered into on February 14, 2017 by and between PIMCO Funds (the “Trust”) and PIMCO Investments LLC (the “Distributor”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract and amendment described herein.

WHEREAS, the Distributor serves as the distributor of shares of the Trust pursuant to the Contract; and

WHEREAS, the Trust hereby adopts the Contract with respect to the Private Account Portfolio Series: PIMCO All Authority: Multi-RAE PLUS Fund (the “Portfolio”) and the Distributor hereby acknowledges that the Contract shall pertain to the Portfolio; and

WHEREAS, the parties agree to amend the Contract to add the Portfolio to Schedule A of the Contract.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract pursuant to the terms thereof, as follows:

I.	Sale of Shares to Distributor and Sales by Distributor

Section 3, paragraph 6 of the Contract is deleted and replaced with the following:

The Distributor agrees that shares of the Portfolios shall be distributed only in accordance with applicable exemptions of the 1933 Act, and methods consistent therewith. Prior to any investor’s purchase of Portfolio shares, except with respect to shares of the PIMCO All Asset: Multi-Real Fund, PIMCO All Asset: Multi-RAE PLUS Fund, PIMCO All Authority: Multi-RAE PLUS Fund, PIMCO All Asset: Multi-Short PLUS Fund, PIMCO Short-Term Floating NAV Portfolio III or PIMCO Short Asset Portfolio, the Distributor or its affiliate shall obtain from the investor a representation that the investor is an “accredited investor,” as defined in Regulation D under the 1933 Act, and either: (i) a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act; or (ii) a “qualified institutional buyer,” as defined in Rule 144A(a)(1) of the 1933 Act.

II.	Schedule A

The Trust and the Distributor hereby agree to amend the Contract to add the Portfolio to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

III.	Other

Except as expressly provided herein, the Contract shall remain in full force and effect in accordance with its terms.

The parties represent and warrant that all of the representations, warranties and undertakings made in the Contract continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

The Declaration of Trust establishing the Trust, as amended and restated effective November 4, 2014, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

IV.	Term

This Amendment and the Contract shall become effective with respect to the Portfolio on [●], 2022 and shall continue in effect for a period not to exceed two years from the effective date of this Amendment and shall continue thereafter on an annual basis with respect to the Portfolio only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Portfolio, by the vote of a majority of the outstanding voting securities of the Portfolio, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in accordance with the provisions of the 1940 Act and the rules and any applicable Securities and Exchange Commission guidance or relief thereunder at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Portfolio or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

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2

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

PIMCO FUNDS

By:

Title:

PIMCO INVESTMENTS LLC

By:

Title:

SCHEDULE A

Second Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

[●], 2022

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset All Authority Fund
PIMCO All Asset Fund
PIMCO California Intermediate Municipal Bond Fund
PIMCO California Municipal Bond Fund
PIMCO California Municipal Intermediate Value Fund
PIMCO California Municipal Opportunistic Value Fund
PIMCO California Short Duration Municipal Income Fund
PIMCO Climate Bond Fund
PIMCO CommoditiesPLUS® Strategy Fund
PIMCO CommodityRealReturn Strategy Fund®
PIMCO Credit Opportunities Bond Fund
PIMCO Diversified Income Fund
PIMCO Dynamic Bond Fund
PIMCO Emerging Markets Local Currency and Bond Fund
PIMCO Emerging Markets Bond Fund PIMCO Emerging Markets Corporate Bond Fund PIMCO Emerging Markets Currency and Short-Term Investments Fund
PIMCO Emerging Markets Full Spectrum Bond Fund PIMCO ESG Income Fund
PIMCO Extended Duration Fund
PIMCO Global Advantage Strategy Bond Fund
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)
PIMCO Global Bond Opportunities Fund (Unhedged)
PIMCO Global Core Asset Allocation Fund
PIMCO GNMA and Government Securities Fund
PIMCO Government Money Market Fund
PIMCO High Yield Fund
PIMCO High Yield Municipal Bond Fund
PIMCO High Yield Spectrum Fund
PIMCO Income Fund
PIMCO Inflation Response Multi-Asset Fund
PIMCO International Bond Fund (U.S. Dollar-Hedged)
PIMCO International Bond Fund (Unhedged)
PIMCO Investment Grade Credit Bond Fund
PIMCO Long Duration Total Return Fund
PIMCO Long-Term Credit Bond Fund
PIMCO Long-Term Real Return Fund
PIMCO Long-Term U.S. Government Fund
PIMCO Low Duration Credit Fund

PIMCO Low Duration ESG Fund
PIMCO Low Duration Fund
PIMCO Low Duration Fund II
PIMCO Low Duration Income Fund
PIMCO Moderate Duration Fund
PIMCO Mortgage Opportunities and Bond Fund
PIMCO Mortgage-Backed Securities Fund
PIMCO Municipal Bond Fund
PIMCO National Intermediate Municipal Bond Fund
PIMCO National Municipal Intermediate Value Fund
PIMCO National Municipal Opportunistic Value Fund
PIMCO New York Municipal Bond Fund
PIMCO Preferred and Capital Securities Fund
PIMCO RAE Fundamental Advantage PLUS Fund
PIMCO RAE PLUS EMG Fund
PIMCO RAE PLUS Fund
PIMCO RAE PLUS International Fund
PIMCO RAE PLUS Small Fund PIMCO RAE Worldwide Long/Short PLUS Fund
PIMCO Real Return Fund
PIMCO RealEstateRealReturn Strategy Fund
PIMCO Short Asset Investment Fund
PIMCO Short Duration Municipal Income Fund
PIMCO Short-Term Fund
PIMCO StocksPLUS® Absolute Return Fund
PIMCO StocksPLUS® Fund
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)
PIMCO StocksPLUS® International Fund (Unhedged)
PIMCO StocksPLUS® Long Duration Fund
PIMCO StocksPLUS® Short Fund
PIMCO StocksPLUS® Small Fund
PIMCO Strategic Bond Fund
PIMCO Total Return ESG Fund
PIMCO Total Return Fund
PIMCO Total Return Fund II
PIMCO Total Return Fund IV
PIMCO TRENDS Managed Futures Strategy Fund

Portfolios:

PIMCO ABS and Short-Term Investments Portfolio PIMCO All Asset: Multi-RAE PLUS Fund PIMCO All Authority: Multi-RAE PLUS Fund PIMCO All Asset: Multi-Real Fund PIMCO All Asset: Multi-Short PLUS Fund
PIMCO EM Bond and Short-Term Investments Portfolio
PIMCO High Yield and Short-Term Investments Portfolio
PIMCO International Portfolio
PIMCO Investment Grade Credit Bond Portfolio
PIMCO Long Duration Credit Bond Portfolio
PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio
PIMCO Mortgage and Short-Term Investments Portfolio
PIMCO Municipal Portfolio

PIMCO Real Return Portfolio

PIMCO Sector Fund Series – AH

PIMCO Sector Fund Series – AI

PIMCO Sector Fund Series – AM

PIMCO Sector Fund Series – BC

PIMCO Sector Fund Series – BL

PIMCO Sector Fund Series – EE

PIMCO Sector Fund Series – H

PIMCO Sector Fund Series – I

PIMCO Short Asset Portfolio
PIMCO Short-Term Floating NAV Portfolio II
PIMCO Short-Term Floating NAV Portfolio III
PIMCO Short-Term Portfolio
PIMCO U.S. Government and Short-Term Investments Portfolio